UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Snap-on Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656

(Address of principal executive offices)

(262) 656-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2017, Snap-on Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”) pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $300,000,000 aggregate principal amount of the Company’s 3.250% Notes due 2027 (the “Notes”).

The offering of the Notes closed on February 21, 2017.

The Notes were issued pursuant to the Indenture (the “Indenture”), dated as of January 8, 2007, between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), and related officers’ certificate which established the terms of the Notes.

The Company will pay interest on the Notes semi-annually in arrears on March 1 and September 1, beginning on September 1, 2017, to holders of record on the preceding February 15 and August 15, as the case may be. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Notes will mature on March 1, 2027 unless redeemed prior to that date.

The Notes are senior unsecured obligations of the Company and rank equally with all of the other existing and future unsecured and unsubordinated senior indebtedness of the Company. The Indenture includes covenants, including limitations on the Company’s ability, subject to exceptions, to incur debt secured by liens and to engage in sale and leaseback transactions. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable.

At any time prior to December 1, 2026, the Company may redeem the Notes at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes being redeemed to the redemption date. At any time on or after December 1, 2026, the Company may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Company at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes, if any, to the date of repurchase.

The Company anticipates using the net proceeds from the sale of the Notes to repay a portion of its outstanding commercial paper and for general corporate purposes, which may include working capital, capital expenditures and possible acquisitions.

The descriptions of the Indenture and the officers’ certificate set forth above are qualified by reference to the terms of the Indenture and the officers’ certificate filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

1.1	Underwriting Agreement, dated as of February 15, 2017, among Snap-on Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit (4)(b) to the Registration Statement on Form S-3 (Registration No. 333-139863)).

4.2	Officers’ Certificate, dated as of February 21, 2017, establishing the terms of the $300,000,000 3.250% Notes due 2027.

5.1	Opinion of Foley & Lardner LLP, counsel to the Company.

23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: February 21, 2017	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer,
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 15, 2017, among Snap-on Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit (4)(b) to the Registration Statement on Form S-3 (Registration No. 333-139863)).

4.2	Officers’ Certificate, dated as of February 21, 2017, establishing the terms of the $300,000,000 3.250% Notes due 2027.

5.1	Opinion of Foley & Lardner LLP, counsel to the Company.

23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).